EXHIBIT 99.1

MHG HR Acquisition Corp. Commences Tender Offer and Consent Solicitation for Hard Rock Hotel, Inc.'s 8 7/8% Second Lien Notes Due 2013

NEW YORK--(BUSINESS WIRE)--Dec. 12, 2006--Morgans Hotel Group Co. (Nasdaq: MHGC) today announced that its wholly-owned subsidiary, MHG HR Acquisition Corp. (the "Company"), has commenced a cash tender offer for any and all of the outstanding $140,000,000 aggregate principal amount of 8 7/8% Second Lien Notes due 2013 (the "Notes") of Hard Rock Hotel, Inc. ("Hard Rock Hotel & Casino") on the terms and subject to the conditions set forth in the Company's Offer to Purchase and Consent Solicitation Statement dated December 12, 2006 and the related Consent and Letter of Transmittal. The Company is also soliciting consents to certain proposed amendments to the indenture governing the Notes to eliminate substantially all of the restrictive covenants, eliminate or modify certain conditions to defeasance of the Notes and certain events of default, eliminate the right of Holders to have their Notes repurchased in the event of a change in control and eliminate or modify related provisions contained in the indenture and the Notes. The tender offer documents more fully set forth the terms of the tender offer and consent solicitation.

The tender offer will expire at 5:00 p.m., New York City time, on January 11, 2007, unless extended or earlier terminated by the Company. The Company reserves the right to terminate, withdraw or amend the tender offer and consent solicitation at any time subject to applicable law.

The total consideration for each $1,000 principal amount of Notes validly tendered and not withdrawn prior to the consent date described below, and accepted for purchase pursuant to the tender offer will be determined as specified in the tender offer documents and will be equal to the sum of:

(a) the present value on the applicable payment date for the tender of Notes of (i) $1,044.38 (which is equal to the redemption price on June 1, 2008, the earliest redemption date (the "Redemption Date") for the Notes) and (ii) the remaining scheduled interest payments on such Notes after the payment date for the tender of Notes to and including the Redemption Date, in each case determined on the basis of a yield to the Redemption Date equal to the sum of (A) the yield on the 5 5/8% U.S. Treasury Security due May 15, 2008 (the "Reference Treasury Security"), as calculated by Credit Suisse Securities (USA) LLC ("Credit Suisse"), acting as dealer manager, in accordance with standard market practice, based on the bid side price for the Reference Treasury Security on the price determination date, as described in the tender offer documents, plus (B) a fixed spread of 50 basis points; minus

(b) accrued and unpaid interest on such Notes up to, but not including, the applicable payment date.

The Company will pay accrued and unpaid interest up to, but not including, the applicable payment date. Each holder who validly tenders its Notes and delivers consents on or prior to 12:00 midnight, New York City time, on December 26, 2006 will be entitled to a consent payment, which is included in the total consideration above, of $30 for each $1,000 principal amount of Notes tendered by such holder if such Notes are accepted for purchase pursuant to the tender offer. Holders who tender Notes are required to consent to the proposed amendments to the indenture and the Notes. Any tender of Notes prior to the consent date may be validly withdrawn and consents may be validly revoked at any time prior to the consent date, but not thereafter except under very limited circumstances. The proposed amendments will not become effective, however, until a majority in aggregate principal amount of the outstanding Notes, whose holders have delivered consents to the proposed amendments, have been accepted for payment. Holders who tender Notes after the consent date will not receive the consent payment.

The Company expects to pay for any Notes purchased pursuant to the tender offer and consent solicitation in same-day funds on a date promptly following the expiration of the tender offer.

The Company's obligation to accept for purchase, and to pay for, Notes validly tendered and not withdrawn pursuant to the tender offer and the consent solicitation is subject to the satisfaction or waiver of certain conditions, including, among others, the satisfaction of certain conditions to the consummation of the merger under the previously announced merger agreement between Morgans Hotel Group Co. and Hard Rock Hotel & Casino, the Company having sufficient available funds to pay the total consideration with respect to all Notes and the receipt of sufficient consents with respect to the proposed amendments to the indenture and the Notes. The Company intends to finance the purchase of the Notes and related fees and expenses with the proceeds of borrowings under a real estate credit facility or an interim credit facility to be entered into in connection with the merger, in combination with cash equity contributions to be made in connection with the merger. The complete terms and conditions of the tender offer and the consent solicitation are set forth in the tender offer documents which are being sent to holders of Notes. Holders are urged to read the tender offer documents carefully.

The Company has retained Credit Suisse to act as Dealer Manager in connection with the tender offer and consent solicitation. Questions about the tender offer and consent solicitation may be directed to Credit Suisse at (800) 820-1653 (toll free) or (212) 325-7596 (collect). Copies of the tender offer documents and other related documents may be obtained from D.F. King & Co., Inc., the information agent for the tender offer and consent solicitation, at (800) 769-7666 (toll free) or (212) 269-5550 (collect).

The tender offer and consent solicitation is being made solely by means of the tender offer documents. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities of Hard Rock Hotel & Casino, the Company or Morgans Hotel Group or any other person, nor shall there be any offer or sale of any Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release also is not a solicitation of consents to the proposed amendments to the indenture and the Notes. No recommendation is made as to whether holders of the Notes should tender their Notes or give their consent.

About Morgans Hotel Group

Morgans Hotel Group Co. (Nasdaq: MHGC) which is widely credited with establishing and developing the rapidly expanding boutique hotel sector, owns and operates Morgans, Royalton and Hudson in New York, Delano and The Shore Club in Miami, Mondrian in Los Angeles and Scottsdale, Clift in San Francisco, and Sanderson and St Martins Lane in London. MHG has other property transactions in various stages of completion including projects in Miami Beach, Florida, and Las Vegas, Nevada, and continues to vigorously pursue its strategy of developing unique properties at various price points in international gateway cities in the United States, Europe, South America, Asia and around the world. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as "expects," "plans," "estimates," "projects," "intends," "believes," "guidance," and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; risk related to the completion of pending transactions, including the acquisition of the Hard Rock Hotel & Casino and the obtaining of all anticipated debt and equity financing in connection with such transactions, and the integration of the acquired properties with our existing business; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in Morgans Hotel Group Co.'s Annual Report on Form 10-K and other documents filed by Morgans Hotel Group Co. with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and neither the Company nor Morgans Hotel Group Co. assumes any obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

CONTACT:	Joele Frank, Wilkinson Brimmer Katcher
Judy Wilkinson/Eric Brielmann, 212-355-4449

SOURCE:	Morgans Hotel Group Co.